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                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

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                           CALCULATION AGENT AGREEMENT

                                  by and among

                          CITIGROUP GLOBAL MARKETS INC.
                              as Calculation Agent,

                       EDUCATION FUNDING CAPITAL TRUST-II
                                    as Issuer

                                       and

                                FIFTH THIRD BANK
                              as Indenture Trustee

                            Dated as of April 1, 2003

                                   relating to

                       Education Funding Capital Trust-II

                    $500,000,000 Education Loan Backed Notes
                                  consisting of

                     Education Loan Backed Notes, Series A-1
                     Education Loan Backed Notes, Series A-2
                     Education Loan Backed Notes, Series A-3

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                           CALCULATION AGENT AGREEMENT

     THIS CALCULATION AGENT AGREEMENT dated as of April 1, 2003 is by and among CITIGROUP GLOBAL MARKETS INC. ("Citigroup"), EDUCATION FUNDING CAPITAL TRUST-II (the "Issuer") and FIFTH THIRD BANK, as Indenture Trustee (the "Indenture Trustee"), and provides for Citigroup to act as the Calculation Agent as provided for and defined in the Indenture of Trust dated as of April 1, 2003 (the "Indenture") among the Issuer, the Indenture Trustee and Fifth Third Bank, as Trust Eligible Lender Trustee (the "Trust Eligible Lender Trustee"), with respect to the Issuer's Education Loan Backed Notes, Series A-1, Series A-2, and Series A-3 (the "LIBOR Notes"). All capitalized terms used herein and not defined herein shall have the meanings set forth in the Indenture.

          1. Appointment of Agent; Responsibilities of Agent. Subject to the terms and conditions herein contained, the Issuer hereby appoints Citigroup as the Calculation Agent, and Citigroup hereby accepts such appointment as Calculation Agent with respect to the duties of the Calculation Agent set forth in the Indenture. In its capacity as Calculation Agent, Citigroup shall perform the duties set forth for the Calculation Agent in the Indenture, including but not limited to, determining the applicable LIBOR Rate for the LIBOR Notes as set forth in Section 1.01(c) of the Indenture, and (ii) providing notification of such matters to the Issuer and the Indenture Trustee. The Calculation Agent shall be obligated only to perform such duties as are specifically set forth in the Indenture and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by this Calculation Agent Agreement. The Calculation Agent may rely upon, and is authorized to honor, any telephonic requests or directions which the Calculation Agent reasonably believes in good faith to emanate from an Authorized Officer of the Issuer, regardless of the source of such request or direction. Any telephonic request or direction to the Calculation Agent shall promptly be confirmed in writing; provided, however, that failure to receive any such notice shall not affect the authority of the Calculation Agent to rely and act upon such request or direction.

          2. Conditions to Calculation Agent's Obligations. The obligations of Citigroup under this Calculation Agent Agreement have been undertaken in reliance on, and shall be subject to, the due performance by the Issuer of its obligations and agreements to be performed hereunder and under the Indenture.

          3. Term and Termination of Calculation Agent Agreement. This Calculation Agent Agreement shall become effective upon the Closing Date and shall continue in full force and effect up to and including the date on which the LIBOR Notes are no longer Outstanding, subject to the right of Citigroup or the Issuer to cancel this Calculation Agent Agreement at any time upon the giving of not less than 60 days prior written notice. Citigroup agrees and the Issuer agrees to send a copy of any notice of termination of this Calculation Agent Agreement to the Indenture Trustee at its address referred to in Section
8.01 of the Indenture.

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          4.   Payment of Fees. In consideration of the services to be performed by Citigroup under this Calculation Agent Agreement, it is understood and agreed that the Issuer shall pay to Citigroup for services performed an annual fee equal to $1.00, to be paid in advance on the Closing Date and on the fifth Business Day of each June thereafter, commencing June 2004. It is understood and agreed that the payment of the fees referred to herein shall be made without further notice from Citigroup.

          5. Indemnification. (a) The Issuer agrees to indemnify and hold harmless Citigroup, and each person, if any, who controls Citigroup within the meaning of Section 15 of the Securities Act of 1933, as amended, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) incurred by Citigroup as a result of acting as Calculation Agent pursuant to this Calculation Agent Agreement, unless such losses, claims, damages, liabilities or expenses are caused by the negligence or willful misconduct of Citigroup.

          (b) If any action or claim shall be brought or asserted against Citigroup or any person so controlling Citigroup to which this Section 5 is applicable, and in respect of which indemnity may be sought from the Issuer, then Citigroup or the controlling person, as the case may be, shall promptly notify the Issuer in writing, and the Issuer shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Citigroup or the controlling person, as the case may be, shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Citigroup or the controlling person, as the case may be, unless (i) the employment thereof has been specifically authorized by the Issuer, (ii) the Issuer has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both Citigroup or the controlling person and the Issuer, and Citigroup or the controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer and that representation of Citigroup or the controlling person and the Issuer by counsel employed by the Issuer would be inappropriate under applicable standards of professional conduct (in which case the Issuer shall not have the right to assume the defense of such action, on behalf of Citigroup or the controlling person; it being understood, however, that the Issuer shall not, in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any point in time for Citigroup and the controlling person, which firm shall be designated in writing Citigroup). The Issuer shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Issuer, or if there is a final judgment for the plaintiff in any such action, the Issuer shall indemnify and hold harmless any indemnified person from and against any loss or liability by reason of such settlement or judgment.

          (c) The indemnity contained in this Section 5 shall remain operative and in full force and effect whether or not this Calculation Agent Agreement has otherwise been terminated.

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          6.   Miscellaneous. (a) Except as otherwise specifically provided in this Calculation Agent Agreement, all notices, demands and formal actions under this Calculation Agent Agreement shall be in writing and mailed, telegraphed or delivered to:

 CALCULATION AGENT:                                 INDENTURE TRUSTEE:

 Citigroup Global Markets Inc.                      Fifth Third Bank
 388 Greenwich Street, 35th Floor                   MD 10AT60
 New York, New York 10013                           38 Fountain Square Plaza
 Attention: ______________________                  Cincinnati, Ohio 45263
 Telephone Number: _______________                  Attention: Corporate Trust
 Facsimile Number: _______________                  Administration
                                                    Telephone: 513.534.3367
                                                    Facsimile: 513.534.6785

 ISSUER:

 Education Funding Capital Trust-II
 c/o Fifth Third Bank
 MD 10AT60
 38 Fountain Square Plaza
 Cincinnati, Ohio 45263
 Attention: Corporate Trust Administration
 Telephone: 513.534.3367
 Facsimile: 513.534.6785

 with a copy to:

 Wilmington Trust Company
 Rodney Square North
 1100 North Market Street
 Wilmington, Delaware 19890-0001
 Attention: Corporate Trust Administration
 Telephone: 203.975.6112
 Facsimile: 203.975.6299

Citigroup, the Issuer and the Indenture Trustee may designate, by written notice given under this Calculation Agent Agreement, other addresses to which subsequent notices, requests, reports or other communications shall be directed.

          (b) This Calculation Agent Agreement will inure to the benefit of and be binding upon the Issuer, Citigroup, and the Indenture Trustee, and their respective successors and assigns, and will not confer any rights upon any other person, partnership, association or Issuer other than persons, if any, controlling Citigroup, within the meaning of the Securities Act of 1933, as amended

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(to the extent provided in Section 5 hereof); provided, however, that this Calculation Agent Agreement shall not be assignable by any party hereto without the prior written consent of the others.

          (c) Notwithstanding anything to the contrary herein or in the Indenture, any obligation of the Issuer created by or arising out of this Agreement shall be a limited obligation of the Issuer, payable from the Trust Estate available therefor under and in accordance with the Indenture and shall not constitute a charge against the general credit of the Issuer.

          (d) Section headings have been inserted in this Calculation Agent Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Calculation Agent Agreement and will not be used in the interpretation of any provisions of this Calculation Agent Agreement.

          (e) If any provision of this Calculation Agent Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute, rule of public policy, or any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Calculation Agent Agreement invalid, inoperative or unenforceable to any extent whatever.

          (f) This Calculation Agent Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

          (g) This Calculation Agent Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have caused this Calculation
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                             EDUCATION FUNDING CAPITAL TRUST-II,
                             as Issuer, by FIFTH THIRD BANK, not in its individual capacity, but solely as Co-Owner Trustee on behalf of the Issuer

                             By:    /s/ Brian J. Gardner
                                ------------------------------------------------

                             Name:  Brian J. Gardner
                                  ----------------------------------------------

                             Title: Assistant Vice President
                                   ---------------------------------------------

                             FIFTH THIRD BANK, as Indenture Trustee

                             By:    /s/ Brian J. Gardner
                                ------------------------------------------------

                             Name:  Brian J. Gardner
                                  ----------------------------------------------

                             Title: Assistant Vice President
                                   ---------------------------------------------

                             CITIGROUP GLOBAL MARKETS INC., as Market Agent

                             By:    /s/ Paul B. Sheldon
                                ------------------------------------------------

                             Name:  Paul B. Sheldon
                                  ----------------------------------------------

                             Title: Managing Director
                                   ---------------------------------------------